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                                                                   EXHIBIT 10.25

                                     FORM OF

                                  ORBCOMM INC.

                         STOCK APPRECIATION RIGHTS AWARD

To:      [Name]

         In accordance with the 2006 Long-Term Incentives Plan (the "Plan") of ORBCOMM Inc. (the "Company"), you (the "Participant"), as a key employee of the Company, have been granted an award (the "Award") of stock appreciation rights ("SARs").

         Capitalized terms used in this Award and not otherwise defined herein will have the respective meanings ascribed to them in the Plan.

         The SARs have been awarded to you upon the following terms and conditions:

1. RIGHTS OF THE PARTICIPANT WITH RESPECT TO THE SARS

         (a) PAYMENT WITH RESPECT TO SAR. Each SAR represents the right to receive payment measured by the increase in the Fair Market Value of one share of Stock from the date of grant of the SAR to the date of exercise of the SAR. Payment made in respect of any SAR will be in cash or in shares of Stock or a combination thereof, as determined by the Committee. No payment will be made with respect to any SAR until the Participant has provided written notice of exercise (in such form as the Committee may direct) of the number of SARs to be exercised.

         (b) NO STOCKHOLDER RIGHTS. The SARs granted pursuant to this Award do not and will not entitle Participant to any rights of a stockholder of the Company. The rights of Participant with respect to the SARs will remain forfeitable at all times prior to the date on which such rights become vested in accordance with Section 2.

         (c) ISSUANCE OF STOCK. To the extent payment of any SAR is made in shares of Stock pursuant to Section 1(a) above, no shares of Stock will be issued to Participant prior to the date on which the SARs vest and are exercised pursuant to this Award and the Plan. Neither this Award or the Plan nor any action taken pursuant to or in accordance with this Section 1 will be construed to create a trust of any kind.

         (d) EXPIRATION OF SARS. The SARs granted pursuant to this Award will expire on the earlier of (i) the date such SAR is forfeited in accordance with this Award or (ii) ten years after the date of grant.

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2. VESTING.

         (a) VESTING UPON ACHIEVEMENT OF PERFORMANCE GOALS. You will be deemed to have earned the SARs subject to this Award based on achievement by you and/or the Company (as determined at the sole discretion of the Committee) of the performance targets as set forth in Schedule A.

         (b) EARLY VESTING UPON CHANGE OF CONTROL. Subject to the other terms and conditions set forth herein, upon the effective date of a Change in Control having a value in excess of $4.03 per share (as adjusted for any stock dividends, combinations or splits following December 30, 2005), all of the SARs will become immediately and unconditionally vested and fully exercisable (without regard to the satisfaction of any time-based or performance criteria). For purposes of this Award, to the extent that any SAR is subject to Section 409A (as defined below) a "Change in Control" will be limited to a "change in control event" that meets the requirements of Internal Revenue Code Section 409A, as amended from time to time, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service (collectively, "Section 409A").

         (c) VESTING UPON TERMINATION OF EMPLOYMENT. Except as otherwise specifically provided in a written agreement between the Participant and the Company, if, prior to vesting of the SARs pursuant to Section 3(a) or (b), Participant ceases to be employed by the Company for any reason (voluntary or involuntary) including death or permanent long-term disability, then, subject to the other terms and conditions set forth herein, Participant's rights to all of the unvested SARs will immediately expire and terminate as of the date of such termination of employment.

3. RESTRICTION ON TRANSFER. The SARs will be deliverable, during your lifetime, only to you and are not transferable by you other than (a) by will or by the laws of descent and distribution; or (b) by gift to your spouse or natural, adopted or step-children or grandchildren ("Immediate Family Members") or to a trust for the benefit of one or more of your Immediate Family Members or to a family charitable trust established by you or a member of your family.

4. ADJUSTMENTS TO STOCK APPRECIATION RIGHTS. In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation, or various other events, adjustments will be made as appropriate in connection with the SARs as contemplated in the Plan. Notwithstanding anything in this paragraph to the contrary, no adjustment will be made to the Award to the extent that the adjustment would constitute an additional deferral or acceleration of payment in violation of Section 409A.

5. INCOME TAX MATTERS. The Company will have the right, in connection with the exercisability of SARs under this Award, (a) to deduct from any payment otherwise due by the Company to Participant or any other person receiving delivery of cash or shares of Stock an amount equal to any taxes required to be withheld by law with respect to such delivery, (b) to require Participant or any other person receiving such delivery to pay to the Company an amount sufficient to provide for any such taxes so required to be withheld or (c) to sell such number of shares of Stock otherwise deliverable as may be necessary so that the net proceeds of such sale will be an amount sufficient to provide for any such taxes so required to be withheld.

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6. FORFEITURE IN THE EVENT OF COMPETITION AND/OR SOLICITATION. The Participant
acknowledges that his or her continued employment with the Company and the SARs are sufficient consideration for the obligations contained in this Award, including, without limitation, the restrictions imposed upon the Participant by this Section 6.

         (a) NON-COMPETITION. The Participant expressly agrees and covenants that during the Participant's employment and for the one (1)-year period immediately thereafter, the Participant shall not, anywhere in the world, whether directly or indirectly, for himself or herself or for any third party,
(i) engage in any business activity, (ii) provide professional services to another person or entity (whether as an employee, consultant, or otherwise), or
(iii) become a partner, member, principal, or stockholder having a 10% or greater interest in any entity, but in each such case, only to the extent that such activity, person or entity is in competition with the Business (as defined below). The Participant acknowledges and understands that, due to the global nature of the Company's business and the technological advancements in electronic communications around the world, any geographic restriction of the Participant's obligation under this Section 6(a) would be inappropriate and counter to the protections sought by the Company hereunder.

         (b) NON-SOLICITATION. The Participant expressly agrees and covenants that during the Participant's employment and for the one (1)-year period immediately thereafter, the Participant shall not, anywhere in the world, whether directly or indirectly, for himself or herself or for any third party:
(i) solicit any business or contract, or enter into any business or contract, directly or indirectly, with any supplier, licensee, customer or partner of the Company that (A) was a supplier, licensee, customer or partner of the Company at, or within six (6) months prior to, the termination of Participant's employment, or (B) was a prospective supplier, licensee, customer, or partner of the Business at the time of the Participant's termination of employment, and in either case, for purposes of engaging in an activity that is in competition with the Business; or (ii) solicit or recruit, directly or indirectly, any of the Company's or its subsidiaries' employees, or any individual who was employed by the Company's or its subsidiaries' within six (6) months prior to the termination of the Participant's employment, for employment or engagement (whether as an employee, consultant or otherwise) with a person or entity involved in marketing or selling products or services competitive with the Business. The Participant acknowledges and understands that, due to the global nature of the Company's business and the technological advancements in electronic communications around the world, any geographic restriction of the Participant's obligation under this Section 6(b) would be inappropriate and counter to the protections sought by the Company hereunder.

         (c) FORFEITURE. If the Company determines that the Participant has violated any provisions of Section 6(a) or (b), then the Participant agrees and covenants that:

         (i) any portion of SARs (whether vested or unvested) that has not been paid to the Participant as of the date of such determination shall be immediately rescinded;

         (ii) the Participant shall automatically forfeit any rights the Participant may have with respect to the SARs as of the date of such determination; and

         (iii) if the Participant has received shares of Stock as payment with respect to vested SARs under the terms of this Award within the one (1) year period immediately preceding or

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following a violation of Section 6(a) or the one (1) year period immediately preceding a violation of Section 6(b), upon the Company's demand, the Participant shall immediately deliver to the Company a certificate or certificates for shares of Stock (1) equal to the number of shares paid to the Participant under this Award if any part of such payment was made in shares of Stock and/or (2) equal to the value paid to the Participant under the terms of this Award if any part of such payment was made in cash.

         (d) DEFINITION OF BUSINESS. For purposes of Section 6(a) and Section 6(b), "Business" shall mean the business of offering wireless data communication services, including for the purpose of tracking and/or monitoring fixed or mobile assets, the business of designing, manufacturing or distributing modems that operate on such services, or any other business in which the Company is materially engaged during the six (6) month period immediately preceding the Participant's termination of employment.

         (e) SEVERABILITY. The Participant acknowledges and agrees that the period, scope and geographic areas of restriction imposed upon the Participant by the provisions of Section 8 are fair and reasonable and are reasonably required for the protection of the Company. In the event that any part of this Award, including, without limitation, Section 6, is held to be unenforceable or invalid, the remaining parts of Section 6 and this Award shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part of this Award. If any one of the provisions in Section 6 is held to be excessively broad as to period, scope and geographic areas, any such provision shall be construed by limiting it to the extent necessary to be enforceable under applicable law.

         (f) ADDITIONAL REMEDIES. The Participant acknowledges that breach by the Participant of this Award would cause irreparable harm to the Company and that in the event of such breach, the Company shall have, in addition to the remedies set forth in Section 6(c), monetary damages and other remedies at law or in equity, the right to an injunction, specific performance and other equitable relief to prevent violations of the Participant's obligations hereunder.

9. MISCELLANEOUS.

         (a) This Award does not confer on Participant any right with respect to the continuance of any relationship with the Company or its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

         (b) To the extent payment of any SAR is made in shares of Stock pursuant to Section 1(a) above, the Company will not be required to deliver any shares of Stock upon exercisability of any SARs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

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         (c) An original record of this Award and all the terms hereof, executed by the Company, is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company will control.

                                  ORBCOMM Inc.

                                          By: ______________________________
                                              Christian G. Le Brun
                                              Senior Vice President and
                                              General Counsel

         Dated:

         Acknowledged and Agreed:


         ___________________________
         Name:
         Date:

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